UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2010

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

476 Rolling Ridge Drive, Suite 300

State College, Pennsylvania 16801

(Address of Principal Executive Office and Zip Code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Rex Energy Corporation (the “Company”) jointly owns an interest in the Sarsen cryogenic gas processing plant in Butler County, Pennsylvania. The plant has started commercial operations and is processing Marcellus gas from wells that the Company operates in the area. It has a design capacity of 40 million cubic feet of gas per day, but its system throughput is limited to 20 million cubic feet of gas per day until additional compression capacity is added. The Company expects this capacity would be added in early 2011.

Forward-Looking Statement

This Current Report on Form 8-K contains a forward-looking statement within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The word “expects” is intended to identify the forward-looking statement. The Company’s expectations regarding the addition of additional capacity to the Sarsen plant only its expectations regarding this matter. The actual completion of the addition of the additional capacity is subject to a number of factors such as completion of scheduled delivery of materials, on time performance of contractors, lack of any casualty event to the plant, weather, successful performance of start up procedures for the additional capacity and similar factors applicable to the construction, maintenance and operation of similar industrial plants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

Date: December 3, 2010	By:	/S/ THOMAS C. STABLEY
	Name:	Thomas C. Stabley
	Title:	Executive Vice President and Chief Financial Officer